RETIREMENT PLAN FOR NON-MANAGEMENT DIRECTORS
                            As Amended November 16, 1995


 1.Purpose of Plan
   ---------------


The purpose of the Plan is to enhance the profitability and value of the Company for the benefit of its shareholders by providing an unfunded retirement benefit to Non-Management Directors in order to attract and retain qualified Directors who have made or will make important contributions to the success of the Company.

 2.Definitions
   -----------


(a)"Acquiring Person" means any person or group of affiliates or associates (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) who is or becomes the beneficial owner, directly or indirectly, of 20% or more of the outstanding Stock.

(b)"Annual Retainer" means the amount of the annual retainer payable to each Non-Management Director for service on the Board, as established from time to time by the Board. The Annual Retainer shall not include any fees paid or payable for attendance at any Board meetings or meetings of Board committees, or any additional retainers paid or payable to chairpersons of individual Board committees.

(c)"Beneficiary" means the person or persons (including legal entities) who have been designated by a Participant to receive benefits under this Plan upon such Participant's death and who survive Participant.

(d)"Board" means the Board of Directors of Ralston Purina Company.
(e)"Change in Control" means the time when (i) any persons, either individually or together with such person's affiliates or associates, shall have become the beneficial owner, directly or indirectly, of at least 50% of the outstanding Stock and there shall have been a public announcement of such occurrence by the Company or such person or (ii) individuals who shall qualify as Continuing Directors shall have ceased for any reasons to constitute at least a majority of the Board; provided, however, that in the case of either clause (i) or clause (ii) a Change in Control shall not be deemed to have occurred if the event shall have been approved, prior to the occurrence thereof, by a majority of the Continuing Directors who shall then be members of such Board of Directors.

(f)``Committee''means the Nominating Committee of the Board.

(g)"Company" means Ralston Purina Company and its subsidiaries and affiliates.

(h)"Continuing Director" means any member of the Board while such person is a member of the Board, who is not an affiliate or associate of an Acquiring Person or of any such Acquiring Person's affiliate or associate and who was a member of the Board prior to the time when such Acquiring Person became an Acquiring Person, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Acquiring Person or an affiliate or associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any affiliate or associate of such Acquiring Person and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

(i)"Director" means any member of the Board.

(j)"Employee Benefits Department" means the Employee Benefits Department of Ralston Purina Company or any successor department or individual performing the same functions.

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(k)"Non-Management Director" means any Director who is not an officer or employee of the Company.

(l)"Normal Retirement Age" means age 70 or such other normal retirement age for Directors as established from time to time by the Committee.

(m)"Participant" means any Director who participates in the Plan.

(n)``Plan''means the Retirement Plan for Non-Management Directors, as amended.

(o)"Retirement" means a Director's resignation or removal as a Director of the Company, or total and permanent disability while serving as a Director of the Company, whether or not at or prior to Normal Retirement Age.

(p)"Retirement Benefit" means the lump sum benefit payable pursuant to Section 4 of the Plan.

(q)"Stock" means the Company's $.10 par value common stock or such other security outstanding upon the reclassification of the Company's common stock, including, without limitation, any stock split, stock dividend, or other distributions of stock in respect of stock, or any reverse stock split or recapitalization of the Company or any merger or consolidation of the Company with any subsidiary or affiliate, or any other transaction, whether or not with or into or otherwise involving an Acquiring Person.

(r)"Survivor Benefit" means the lump sum benefit payable pursuant to Section 5 of the Plan.

(s)"Year" means calendar year unless otherwise specified.


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 3.Eligibility and Participation
   -----------------------------


   Any Non-Management Director who has served as such for at least one (1) full year on the Board is eligible to participate in the Plan. Service as a Director while such individual is also an officer or employee of the Company shall not be credited service for purposes of eligibility to participate in the Plan.

 4.Retirement Benefit
   ------------------


   On the 60th day following a Participant's Retirement, such Participant, or his or her Beneficiary designated as described in Section 5 below, shall be paid a lump sum Retirement Benefit equal in amount to the actuarial present value, as of the date of payment, of the right to receive quarterly payments equal in amount to the Participant's Quarterly Factor, as described below, commencing at the later of Normal Retirement Age or the Director's actual Retirement date and continuing for the remainder of such Participant's life expectancy. Such present value shall be determined by discounting for interest and mortality only, at an interest rate equal to the incremental pre-tax cost of debt of the Company, assuming a maturity equal to the period commencing at Retirement and ending with the last expected quarterly payment, and shall be based upon actuarial mortality tables in use by the Company in connection with the Retirement Plan for Sales, Administrative and Clerical Employees, or such other retirement plan of the Company as the Committee may determine, at the time of such payment. The Quarterly Factor for each Participant shall be equal in amount to one fourth of the product obtained by multiplying the Annual Retainer as of the date of such Participant's Retirement by a fraction, the numerator of which is the number of years of service as a Non-Management Director, including partial years of service expressed as a fraction reflecting the number of days served, and the denominator of which is ten; provided, however, if the number of years of such service is more than ten, the Quarterly Factor shall be equal in amount to one fourth of the Annual Retainer as of the date of such Participant's Retirement. A Participant found by the Committee, in its sole discretion, to be totally and permanently disabled shall receive payment of his or her Retirement Benefit, calculated in the manner described above, on the 60th day following the determination of such disability, with interest accruing at a rate equal to the prevailing prime rate from the effective date of commencement of such disability until the time of payment.

 5.Distribution Upon Death
   -----------------------


   In the event of the Participant's death prior to Retirement, a Survivor Benefit shall be paid to the Beneficiary or Beneficiaries designated by the Participant in a writing submitted to the Employee Benefits Department, but if none is designated, then such Benefit shall be paid to Participant's estate or as provided by law. Changes in designation may be made by filing a written request with the Employee Benefits Department. The Survivor Benefit shall be equal to the Retirement Benefit which would otherwise have been payable had such Participant retired as of the date of death. Distribution in full shall be made in a lump sum on the 60th day following the Participant's death. The Committee reserves the right to review and approve Beneficiary designations.

 6.Change in Control
   -----------------


   In the event of a Change in Control, any Continuing Director who has not served for at least one (1) full year as a Non-Management Director shall be deemed to be a Participant for purposes of the Plan and shall be automatically credited with one year of such service.

 7.Removal for Cause
   -----------------
   Notwithstanding any other provisions of the Plan, any Participant whose Retirement is as a result of his or her removal as a Director of the Company for cause shall not be entitled to any Retirement Benefit pursuant to Section 4 hereof, nor shall such Director's Beneficiary or other survivors be entitled to any Survivor Benefit pursuant to Section 5 hereof. The Board shall, in its sole discretion, determine for purposes of this Plan whether there has been a removal for cause.

 8.Administration of the Plan
   --------------------------
   The Committee shall administer the Plan and, in connection therewith, shall have full power to designate additional Directors eligible to participate in the Plan; to construe and interpret the Plan; to establish rules and regulations; to delegate responsibilities to others to assist it in administering the Plan or performing any responsibilities hereunder; and to perform all other acts it believes reasonable and proper in connection with the administration of the Plan; provided, however, in the event of a necessity to interpret or construe the Plan with respect to any individual Participant's right to receive benefits pursuant hereto, such Participant, if at that time serving as a member of the Committee, shall not be counted in determining a majority decision of the Committee.

 9.Power to Amend
   --------------


   The power to amend, modify or terminate this Plan at any time is reserved to the Board, except that the Committee may adopt amendments that do not materially increase in the aggregate the cost of benefits payable under the Plan, including, but not limited to, amendments to resolve ambiguities, supply omitted material, cure defects and comply with applicable tax laws to avoid adverse tax consequences. Subject to the provisions of Section 7 hereof, no amendment, modification or termination may reduce the Retirement Benefit payable to any Participant who has retired prior to the effective date of such amendment, modification or termination without the consent of the Participant or Beneficiary affected thereby; and, no amendment, modification or termination may reduce the Retirement Benefit accrued by any Participant serving as a Director without the consent of the Participant or Beneficiary affected thereby.

10.Company's Obligations Unfunded
   ------------------------------


   All benefits due a Participant or the Participant's Beneficiary under this Plan are unfunded and unsecured and are payable out of the general funds of the Company.

11.Transferability of Benefits
   ---------------------------

   The right to receive payment of benefits under this Plan shall not be transferred, assigned or pledged except by beneficiary designation, will or pursuant to the laws of descent and distribution.

12.Address of Participant or Beneficiary
   -------------------------------------
   A Participant shall keep the Company apprised of his or her current address and that of any Beneficiary at all times.

13.Taxes
   -----
   Any taxes required to be withheld under applicable federal, state or local tax laws or regulations may be withheld from any payment due hereunder.

14.Missouri Law to Govern
   ----------------------
   All questions pertaining to the construction, regulations, validity and effect of the provisions of the Plan shall be determined in accordance with the laws of the State of Missouri.



i:retireme/95final.doc
10/31/95